EQUIPMENT PURCHASE AGREEMENT

between

MMC Mid-Sun LLC

and

Energy Parts Solutions LLC

February 6, 2009

EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT (the “Agreement”) is made effective this 6th day of February, 2009 (the “Effective Date”) between ENERGY PARTS SOLUTIONS LLC, a Missouri limited liability company (“Buyer”), and MMC MID-SUN LLC, a Delaware limited liability company (“Seller”).

RECITALS

1.
Buyer desires to purchase one General Electric LM2500 industrial gas turbine generator package and associated equipment, parts, structures and records located at or pertaining to Seller’s facility in or near Fellows, California, as such items are more particularly described in Exhibit A hereto (collectively, the “Equipment”).  The Equipment shall include only those items described on said Exhibit A.

2.	Seller owns the Equipment and is ready, willing and able to sell the Equipment to Buyer pursuant to the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties agree as follows:

1.	PURCHASE AND SALE OF EQUIPMENT

(a)           Upon the terms and subject to the conditions contained herein, on the Closing Date (defined below), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, any and all of Seller’s interest in and rights to the Equipment.  As the term is used in this Agreement and the exhibits hereto “Equipment” shall also mean and include copies of all of Seller’s records and files which relate to any of the Equipment, including, but not limited to, the following: (i) operations, maintenance, environmental and engineering records; (ii) facility records; (iii) accounting files and operating statements and files; (iv) any and all contracts, purchase orders or other agreements with third parties including those with vendors, suppliers or OEM’s; and (v) any other records or files in the possession of Seller relating to the Equipment, save and except for records the disclosure of which would jeopardize any privilege available to Seller relating to such records, would cause Seller to breach a confidentiality obligation to which it is bound, or would cause Seller to violate any applicable law; provided, however, that Seller’s corporate minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller and such other books and records that do not relate to the Equipment shall not be included.

(b)      Seller hereby assigns to Buyer, if any, any and all existing assignable warranties, service life policies and patent indemnities of manufacturers of components of the Equipment; and upon the request of Buyer, Seller shall give Buyer reasonable assistance in enforcing the rights of Buyer arising as a result of this Agreement but Buyer shall promptly reimburse Seller for the actual and reasonable costs and expenses incurred by Seller in rendering such assistance; and, from time to time, upon the request of Buyer, Seller shall give notice (with copies to Buyer) to any such manufacturers of the assignment of such warranties, service life policies and patent indemnities to Buyer.

2.	PURCHASE PRICE AND PAYMENT TERMS

2.1	Purchase Price

In accordance with Section 2.2 below, Buyer shall pay Seller for the Equipment the sum of Four Million and No/100 Dollars ($4,000,000.00) (the “Purchase Price”), as allocated by the parties to the Equipment.

2.2	Payment Terms

(a)
Not later than one (1) business day after the Effective Date, Buyer shall deposit with Seller the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) as a deposit towards the Purchase Price (the “Deposit”), which Deposit shall be applied towards the payment of the Purchase Price at Closing.  The Deposit shall be (i) held by Seller in an account designated by Seller in its sole discretion, without interest accrual thereon for the benefit of Buyer, and (ii) non-refundable to Buyer except as expressly set forth in this Agreement.

(b)
At the Closing (as defined below), Buyer shall transfer and pay to Seller the balance of the Purchase Price (i.e., the Purchase Price less the Deposit and any amounts that Seller owes to Buyer pursuant to Section 8.1(b) below) by wire transfer of immediately available funds into an account designated in writing by Seller.

3.	ASSUMPTION OF LIABLITIES; POSSESSION AND REMOVAL OF EQUIPMENT; TITLE AND RISK OF LOSS

3.1	Assumption of Liabilities

At the Closing, Buyer shall assume and agree to pay, perform and discharge when due all liabilities arising out of, in connection with or related to the ownership, removal, operation, use or maintenance of the Equipment relating to periods on or after the Closing Date (as defined below).

3.2	Possession and Removal of Equipment

At and after Closing, Seller agrees to permit Buyer and its representatives free and unencumbered access to the site where the Equipment is located so that Buyer can remove the Equipment (the “Removal”).  Buyer will at all times while on the site abide by Seller’s safety rules and regulations, a copy of which will be provided by Seller to Buyer prior to the Removal.  Buyer will work closely with Seller’s site personnel to ensure that the Removal shall not interfere with the Seller’s operations at the site and Buyer shall comply with the provisions of Sections 2(a), (b) and (c) as set forth in Exhibit B hereof, the terms of which are hereby incorporated and made a part hereof.  Buyer shall complete the Removal no later than one (1) month from the Closing Date unless prohibited from doing so due to Excusable Delay.  After said one (1) month period of time the Buyer agrees to pay Seller storage fees of $200 per day for any Equipment not so removed within such one (1) month period unless prior arrangements are made or the parties agree otherwise.  Seller agrees, at no cost to Seller, to cooperate with the Removal.  Following the Removal, Buyer shall restore Seller’s remaining facility to a condition which is as near as possible to its original condition as existed prior to the Removal.

3.3	Title and Risk of Loss

Title to and risk of loss, damage and destruction of the Equipment shall transfer from Seller to Buyer upon the Closing Date.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Seller Representations and Warranties. Seller hereby represents and warrants to Buyer that:

(a)
At the Closing Date, Seller shall have full legal and beneficial title to the Equipment, free and clear of any and all security interests, liens, claims, charges or encumbrances of any nature whatsoever, together with full power and lawful authority to deliver the Equipment to Buyer; and upon delivery of the Assignment and Bill of Sale to Buyer in accordance with Section 8.4(b), Seller shall have transferred marketable title to the Equipment to Buyer.

(b)
Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.  Seller is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership of the Equipment and commitments made hereunder makes such qualification necessary.

(c)
Seller has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Seller.

(d)
The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the constituent documents of Seller, (ii) violate any order of any governmental authority to which Seller is bound or subject, (iii) violate any applicable law, or (iv) result in the imposition or creation of any lien upon the Equipment.  This Agreement has been duly executed and delivered by Seller and, assuming due execution and delivery by Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Notwithstanding the foregoing, (i) Seller is required to deliver ninety (90) days prior written notice of the sale of the Equipment to the California ISO (“CAISO”) and the Federal Energy Regulatory Commission (“FERC”) and (ii) Seller has requested a waiver of such notice requirements from CAISO and FERC.  In addition Seller has executed certain contracts with respect to the availability of the Equipment.

(e)
To Seller’s knowledge, except for notice to CAISO and FERC, no order or permit issued by, or declaration or filing with, or notification to, or waiver from any governmental authority is required on the part of Seller in connection with the execution and delivery of this Agreement, or the compliance or performance by Seller with any provision contained in this Agreement.

(f)	All taxes due and payable by Seller with respect to the ownership of the Equipment have been paid or are being contested in good faith through the appropriate proceedings.

(g)
There is no legal action or order pending or, to Seller’s knowledge, overtly threatened against Seller that seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby.

(h)	Except for such notices as have been disclosed to Buyer in writing, Seller, to Seller’s knowledge, has not received any written notice that the Equipment is in violation of any applicable laws.

(i)	No rights of first offer or other preferential rights to purchase any of the Equipment are held by third parties.

4.2	Knowledge Defined

References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  As used herein, the term “Designated Employee” shall refer to the following person:  Denis Gagnon.

4.3	Survival of Seller’s Representations and Warranties

The representations and warranties of Seller set forth in Section 4.1 shall survive Closing for a period of one hundred eighty (180) days; provided, however, nowithstanding the foregoing to the contrary, Section 4.1(a) shall survive for a period of one (1) year.  No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was specifically disclosed by Seller to and accepted by Buyer in writing prior to Closing.

4.4	AS-IS.

EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT (i) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (ii) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).  IN PARTICULAR AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (w) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE EQUIPMENT, (x) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE EQUIPMENT, (y) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE ASSIGNMENT AND BILL OF SALE OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (z) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE EQUIPMENT IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE  MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.  AS PART OF THE PROVISIONS OF THIS SECTION 4.4, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Seller and Buyer acknowledge that the compensation to be paid to Seller for the Equipment has been decreased to take into account that the Equipment is being sold subject to the provisions of this Section 4.4.  Seller and Buyer agree that the provisions of this Section 4.4 shall survive the Closing Date.

4.5	Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller that:

(a)
Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.  Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which its commitments hereunder makes such qualification necessary.

(b)
Buyer has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and, assuming due execution and delivery by Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(c)
The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the constituent documents of Buyer, (ii) violate any order of any governmental authority to which Buyer is bound or subject, or (iii) violate any applicable law.

(d)
To Buyer’s knowledge, no order or permit issued by, or declaration or filing with, or notification to, or waiver from any governmental authority is required on the part of Buyer in connection with the execution and delivery of this Agreement, or the compliance or performance by Buyer with any provision contained in this Agreement.

(e)
There is no legal action or order pending or, to Buyer’s knowledge, overtly threatened against Buyer that seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby.

(f)
No person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement, and Seller is not or will not become obligated to pay any fee or commission or like payment to any broker, finder or financial advisor, as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Buyer.

4.6	Knowledge Defined

References to the “knowledge” of Buyer shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of Buyer, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Buyer, or any affiliate of Buyer, or to any other officer, agent, manager, representative or employee of Buyer or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  As used herein, the term “Designated Employee” shall refer to the following person:  Jeff Canon.

4.7	Survival of Buyer’s Representations and Warranties

The representations and warranties of Buyer set forth in Section 4.5 shall survive Closing for a period of one hundred eighty (180) days.  No claim for a breach of any representation or warranty of Buyer shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was specifically disclosed by Buyer to and accepted by Seller in writing prior to Closing.

5.	INSPECTION, PRESERVING AND OPERATING THE EQUIPMENT

5.1	Inspection and Access

Immediately following the Effective Date Buyer and its representatives shall, upon prior written notice to Seller, have access to the site where the Equipment is located so that Buyer and its representatives can inspect the Equipment and review the books, records and information relating thereto, and to speak to the personnel of Seller that may have information relating to the history, operation and maintenance of the Equipment, provided, however, that Seller shall have the right to have a representative present at any such access to the site.  Such activities shall include the Buyer’s right to check and borescope the turbines and meggering the generators and such other tests and inspections deemed appropriate by Buyer in order to assess the integrity and condition of the Equipment, provided that any and all such testing and inspections shall be made only upon prior written notice to Seller, Seller shall have the right to have a representative present for any such testing, all of such testing shall be performed in compliance with all applicable laws and Buyer shall deliver to Seller a copy of any data, results or reports prepared in connection with such testing.  Buyer will at all times while on the site abide by Seller’s safety rules and regulations, a copy of which will be provided by Seller to Buyer prior to execution of the work.  Seller agrees to cooperate with Buyer and provide all reasonable assistance in relation to Buyer performing its inspection activities.  Prior to the Closing Buyer shall, at Buyer’s sole cost and expense, have the right to remove the gas turbine engine and related hardware from the site for purposes of further testing and repair.  Notwithstanding the foregoing to the contrary, in the event that Buyer’s inspections of or tests upon the Equipment would cause the operation of the Seller’s facilities to be interrupted, or should Buyer remove the gas turbine equipment from the site, Buyer shall provide Seller, at Buyer’s sole cost and expense, with such temporary replacement equipment as is necessary for Seller to maintain such operation until the earlier of the Closing or Buyer’s reinstallation of the Equipment in operating condition.  If Buyer elects to remove the Equipment, Buyer shall maintain insurance on the Equipment in the amount of the Purchase Price for any damage or destruction of the Equipment while in Buyer’s possession.  Buyer shall, upon prior written notice to Seller, also be permitted to speak directly with vendors and suppliers associated with the Equipment, including the OEMs, and if required, Seller shall promptly provide all necessary authorization and assistance in order that Buyer can freely engage said vendors and suppliers in obtaining information from them as part of Buyer’s inspection activities, provided that Seller shall have the right to have a representative participate in any such engagement.  Following any inspection, testing or removal of the Equipment, Buyer shall restore the Equipment to its original condition as existed prior to any such inspections and/or tests.  Upon request by Seller, Buyer shall provide Seller with evidence that Buyer has a policy of general liability insurance, from an insurer and in an amount reasonably acceptable to Seller, which insurance shall (i) name Seller as an additional insured party and (ii) provide coverage against any claim for personal liability or property damage caused by Buyer or its agents, employees or contractors in connection with such inspections, tests and/or removal activities.

5.2	Preserving the Equipment

During the period from the Effective Date to and through the Closing Date, Seller shall use commercially reasonable efforts to conduct its business (as it pertains to the Equipment) in all material respects in the ordinary course of business and to maintain and preserve the Equipment consistent with Seller’s past practices.

6.	INDEMNIFICATION

6.1	Buyer Indemnity

Buyer assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless Seller and its directors, officers, and employees from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements, including, without limitation, reasonable attorneys’ fees and expenses, of any kind or nature, which may be imposed on, incurred by or asserted against Seller arising out of and in connection with (i) a breach by Buyer of its obligations under this Agreement, (ii) acceptance, ownership, delivery, possession, use, operations, maintenance, repair, function, registration, sales, return, storage, or other disposition of the Equipment or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable) after the transfer of the title of the Equipment to Buyer on the Closing Date, or (iii) the negligence of Buyer, its employees, representative, contractors and agents; provided, however, that Buyer shall not be required to indemnify Seller or its assigns for any claim resulting from acts which would constitute Seller’s misconduct or negligence or a breach by the Seller of the terms of this Agreement.

6.2	Seller Indemnity

Seller assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless Buyer and its directors, officers, and employees from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements, including, without limitation, reasonable attorney’s fees and expenses, of any kind or nature, which may be imposed on, incurred by or asserted against Buyer arising out of and in connection with (i) a breach by Seller of its obligations under this Agreement, (ii) acceptance, ownership, delivery, possession, use, operations, maintenance, repair, function, registration, sales, return, storage, or other disposition of the Equipment or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable) before the transfer of the title of the Equipment to Buyer on the Closing Date, including, any claims arising out of existing contracts affecting or based upon the Equipment, or (iii) the negligence of Seller, its employees, representative, contractors and agents; provided, however, that Seller shall not be required to indemnify Buyer or its assigns for any claim resulting from acts which would constitute Buyer’s misconduct or negligence or a breach by the Buyer of the terms of this Agreement or any other agreement between Seller and Buyer.

7.	TAXES

All ad valorem taxes, real property taxes and personal property taxes relating to the Equipment for the year in which the Closing Date occurs shall be apportioned as of the Closing Date between Seller and Buyer.  Seller shall be liable for the portion of such taxes based upon the number of days in the year occurring prior to the Closing Date, and Buyer shall be liable for the portion of such taxes based upon the number of days in the year occurring on and after the Closing Date.  For any year in which an apportionment is required, Buyer shall file all required reports and returns incident to these taxes assessed for the year in which the Closing Date occurs that are not filed by Seller as of the Closing Date.  Seller shall pay to Buyer, at the time of Buyer’s remittance, Seller’s share of such taxes.  If Seller has paid any portion of such taxes apportioned to Buyer under this Section 7, Buyer shall pay to Seller, promptly upon notice from Seller of the portion of such taxes apportioned to Buyer, Buyer’s share of such taxes.  Buyer shall pay all sales taxes, if any, arising in connection with the sale of the Equipment.

8.	CLOSING

8.1	Conditions Precedent to Obligations of Each Party

The respective obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

(a)           No order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any material proceeding initiated by any governmental authority of competent jurisdiction having valid enforcement authority seeking such an order be pending, nor shall there be any action taken, or any law or order enacted, entered or enforced that has not been subsequently overturned or otherwise made inapplicable to this Agreement, that makes the consummation of the transactions contemplated hereby illegal.

(b)           Any waiting period (including any extension thereof) applicable to the purchase and sale of the Equipment to Buyer under the regulations of any other applicable governmental antitrust or competition authority shall have been terminated or expired and any waivers or approvals required by any bodies applicable to transactions contemplated hereby shall have been obtained; provided, however, that Buyer may, upon written notice to Seller not later than one (1) day prior to the Closing Date, elect to extend the Closing Date to a date which is not later than ninety (90) days from the Effective Date, to permit for the termination or expiration of any such waiting period or the obtaining of any such waivers or approvals, as applicable.  In the event the Closing is not extended pursuant to this Section 8.1(b), this Agreement shall terminate and the Deposit shall be returned to Buyer.  In the event the Closing is extended pursuant to this Section 8.1(b), and if Buyer has removed the gas turbine engine from the site and has provided a temporary replacement thereof, then Seller agrees during the extended period to pay Buyer an amount equal to $7,000 for each seven (7) day period or portion thereof as a stand-by fee plus $2,000 for each day that the temporary equipment is operated.

8.2	Conditions Precedent to Obligations of Buyer

The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer, in whole or in part, subject to applicable law):

(a)           All of the representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of Seller that speak of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date;

(b)           Seller shall have performed and complied with in all material respects its obligations and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date; and

(c)           Buyer shall have been furnished with the documents referred to in Section 8.4.

8.3	Conditions Precedent to Obligations of Seller

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller, in whole or in part, subject to applicable law):

(a)           All of the representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of Buyer that speak of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date;

(b)           Buyer shall have performed and complied with in all material respects all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and

(c)           Seller shall have been furnished with the documents referred to in Section 8.5.

8.4	Documents to Be Delivered by Seller

At the Closing, Seller shall deliver to Buyer the following:

(a)           a certificate of an officer of Seller certifying that the closing conditions set forth in Sections 8.2 (a) have been satisfied;

(b)           the Assignment and Bill of Sale substantially in the form of Exhibit B and such other instruments of conveyance necessary for the transfer of the Equipment, duly executed by Seller; and

(c)           a Non-Foreign Affidavit in compliance with the provisions of Treasury Regulation § 1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code.

8.5	Documents to Be Delivered by Buyer

At the Closing, Buyer shall deliver to Seller the following:

(a)           evidence of the wire transfer referred to in Section 2.2(b) hereof;

(b)           a certificate of an officer of Buyer certifying that the closing conditions set forth in Section 8.3(a) have been satisfied; and

(c)           the Assignment and Bill of Sale substantially in the form of Exhibit B and such other instruments of conveyance necessary for the transfer of the Equipment, duly executed by Buyer.

8.6	Time and Place of Closing

The “Closing” of the purchase and sale of the Equipment shall take place at the facility site where the Equipment is located at 2:00 p.m., local time, on April 1, 2009 and after the conditions to Closing set forth in Sections 8.1, 8.2 and 8.3 (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by the party entitled to waive such condition) (as the same may be extended pursuant to the provisions of Section 8.1(b), the “Closing Date) or at such other location or time as may be agreed by the parties.

8.7	Failure of Condition.

In the event of the failure of any condition to Closing set forth in Section 8.1 or Section 8.2, then this Agreement shall terminate and the Deposit shall be returned to Buyer and Seller shall pay Buyer any amounts owed pursuant to Section 8.1(b).  In the event of the failure of any condition to Closing set forth in Section 8.3, then this Agreement shall terminate and the Deposit shall be retained by Seller less any amounts Seller owes to Buyer pursuant to Section 8.1(b).

9.	DEFAULT AND REMEDIES

9.1	Events of Default

It shall be an event of default if all or any of the following shall have occurred (herein “Event of Default”):

(a)           If either party shall default in the performance of any of the material provisions contained in the Agreement, which default shall continue for ten (10) business days after written notice of default to the defaulting party; or

(b)           If any representation or warranty made by either party herein or made in any statement or certificate furnished or required hereunder, or in connection with the execution and delivery of this Agreement, proves untrue in any material respect as of the date of issuance or making thereof.

9.2	Remedies

(a)           Upon the occurrence of an Event of Default by Seller, Buyer shall be entitled, as its sole remedy, either (a) to receive any amounts Seller owes to Buyer under Section 8.1(b) and the return of the Deposit and any other moneys paid by Buyer to Seller as of the date of the Event of Default, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Equipment to Buyer, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder.  Buyer expressly waives its rights to seek damages upon the occurrence of an Event of Default by Seller hereunder.  Buyer shall be deemed to have elected to terminate this Agreement and receive any amounts Seller owes to Buyer under Section 8.1(b), the Deposit and any other moneys paid by Buyer to Seller as of the date of the Event of Default if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in Kern County, California, on or before forty five (45) days following the date upon which Closing was to have occurred.

(b)           Upon the occurrence of an Event of Default by Buyer, Seller shall be entitled to retain the Deposit (less any amounts Seller owes to Buyer under Section 8.1(b)) as liquidated damages (the “Liquidated Damages”), which shall be the sole and exclusive remedy and measure of damages as a result of the occurrence of an Event of Default by Buyer.  Seller expressly waives its rights to seek damages upon the occurrence of an Event of Default by Buyer hereunder.  THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT HEREUNDER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE LIQUIDATED DAMAGES IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.  THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF.

SELLER:                      ________________                                           BUYER:                      ___/s/JC_______________

10.	MISCELLANEOUS

10.1	Notices

Any and all notices given, or required to be given hereunder shall be in writing and shall be deemed to have been adequately given when received by the party to whom such notice is being given.  Notices shall be addressed if to Buyer to: ENERGY PARTS SOLUTIONS LLC, Attn: Jeff Canon, 2031 Adams Road, Sedalia, Missouri 65301; and if to Seller to: MMC MID-SUN LLC 26 Broadway, Suite 960, New York, New York 10004, Attn: Denis Gagnon, or such other address as the respective parties hereto shall from time to time designate in writing to the other party.

10.2	Exhibits

All Exhibits described in this Agreement shall be deemed to be incorporated and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Exhibit, the provisions of the Exhibit shall control.  The parties shall, from time to time prior to or at the Closing by written agreement, supplement or amend the description of the Equipment in this Agreement and the Exhibits to accurately and more fully reflect the list of Equipment that is being conveyed hereunder.

10.3	Captions

Caption and section headings set forth are for convenience of reference only and shall not in any manner be deemed to limit or restrict the context of the section to which they relate.

10.4	Applicable Law

This Agreement is entered into and shall be governed by and interpreted in accordance with the laws of the State of California notwithstanding its conflict of law provisions.

10.5	Entire Agreement

This Agreement supersedes all prior understandings, representations, negotiations, and correspondence between the parties and constitutes the entire Agreement between the parties with respect to the transaction contemplated and shall not in any manner be supplemented, amended or modified by any course of dealing, course of performance or usage of trade or by any other means except by a written instrument executed on behalf of the parties by their duly authorized officers.

10.6	Confidentiality

Seller and Buyer agree to treat this Agreement and the terms hereof as confidential and not to, without the prior written consent of the other party hereto, disclose the terms hereof to any other person except (i) to its counsel and accountants or other agents or professional advisors in connection with or relating to the transactions contemplated by this Agreement, (ii) to any court, governmental agency or instrumentality or other supervising body requesting such disclosure, (iii) to any person as may be required by any government regulation or order (including any regulation, request or order of a bank regulatory agency or authority or under any disclosure requirements affecting public companies, including, without limitation, regulations of the Securities and Exchange Commission), law, statute, regulations, decrees, subpoenas or court orders, (iv) its directors, officers, employees, affiliates, successors and assigns, (v) to any banks or other financial institutions in any debt financing by or for the benefit of Buyer or (vi) in connection with any enforcement of the terms of this Agreement.  Seller and Buyer shall cause its officers, directors, agents, and employees to comply with the foregoing paragraph.  Notwithstanding the foregoing to the contrary, Seller shall, upon reasonable prior written notice to Buyer, have the right to issue press releases regarding this transaction.

10.7	Further Assurances

Seller and Buyer agree that from and after the Closing Date, each of them will, and will cause their respective representatives and affiliates to execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be requested by any party hereto to carry out the purposes and intents hereof.

10.8	Casualty Loss

If, subsequent to the date of this Agreement and prior to the Closing, a portion of the Equipment in excess of $10,000 is damaged or destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain, or proceedings for such purposes are pending or threatened (collectively, “Casualty Loss”), Buyer shall have the option to either (a) purchase the Equipment notwithstanding any such Casualty Loss, without reduction of the Purchase Price or (b) terminate this Agreement without further obligation of either party except that Buyer shall be entitled to receive any amounts Seller owes to Buyer under Section 8.1(b) and the return of the Deposit and all other monies paid to Seller towards the Purchase Price.  In the event of subpart (a) above Seller shall (x) at the Closing, pay to Buyer all sums paid to Seller by insurance companies and other third parties by reason of the Casualty Loss of such Equipment, (y) assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third parties arising therefrom, and (z) not voluntarily compromise, settle or adjust any material amounts payable by reason of any Casualty Loss of any portion of the Equipment without first obtaining the written consent of Buyer.

10.9	Expenses

Except as otherwise set forth in this Agreement, Seller and Buyer shall each bear its own expenses (including, without limitation, attorney’s fees) incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

10.10	Submission to Jurisdiction

The parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the federal or state courts sitting in California, and any appellate court from any thereof, for the resolution of claim or dispute relating to or arising under this Agreement.

10.11	Excusable Delay

Neither Seller nor Buyer shall be responsible to the other for any delay (“Excusable Delay”) in the performance of its duties under this Agreement due to any cause beyond its reasonable control and not occasioned by its intentional act, fault or negligence including, but not limited to acts of God, strikes, lockout or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States or any state or local government or any of their departments, agencies or officials, or any civil or military authority, insurrections, riots, earthquake, fire, storm, adverse weather conditions, restraint of government and people, civil disturbances, or explosions.  Either Seller or Buyer shall promptly notify the other when an Excusable Delay has occurred or is likely to be incurred and in each case specify to the extent practicable the estimated extent of such delay.  Either party may terminate this Agreement in the event the Excusable Delay lasts more than thirty (30) days.

10.12	Severability

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

10.13	Limitation of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR OTHERWISE, NO PARTY HERETO (OR ITS SUBSIDIARIES, AFFILIATES OR ASSIGNS) SHALL, UNDER ANY CIRCUMSTANCE, BE LIABLE TO ANY OTHER PARTY (OR ITS SUBSIDIARIES, AFFILIATES OR ASSIGNS) FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES CLAIMED BY SUCH OTHER PARTY UNDER THE TERMS OF OR DUE TO ANY BREACH OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR INCOME, COST OF CAPITAL, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

10.14	Binding Effect; Assignment

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No assignment of this Agreement or of any rights or obligations hereunder may be made by Seller or Buyer (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.  Notwithstanding the foregoing, Buyer may be entitled to assign its rights in and to this Agreement to an affiliate or subsidiary entity without the consent of Seller, provided, that (a) the assignee shall expressly assume all of Buyer’s obligations under this Agreement pursuant to a written agreement in form and substance reasonably acceptable to Seller, (b) Seller receives a copy of such assignment and assumption agreement on or before two (2) business days prior to the Closing, and (c) the assignee shall be deemed to have reaffirmed all of the representations and warranties of Buyer herein.

10.15	Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.16	Brokerage, Finder, Financial Advisor Fees.

In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Bodington & Co. (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker.  Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker, finder or financial advisor other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith.  The provisions of this Section 10.16 shall survive Closing or earlier termination of this Agreement.

11.	AFFIRMATION BY THE PARTIES

11.1        In performance of its duties under this Agreement, each Party shall be expressly prohibited from engaging directly or indirectly in any illegal, immoral or unethical conduct.  Illegal conduct shall be that defined under the Laws of the United States.

11.2           Each Party shall comply, and require that its affiliates, agents, and employees comply, in all respects with the United States Foreign Corrupt Practices Act, any comparable law or regulation in any applicable jurisdiction and any multilateral international conventions dealing with bribery and corrupt practices, as they may be amended from time to time, regardless of whether they are by their terms otherwise applicable to them.  Without limiting the generality of the foregoing, no Party hereunder will use, and will require that its respective agents, adviser, and affiliates will not use, any payment or other benefit derived in connection with this Agreement to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement or any of the transactions contemplated hereunder in connection with the services, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to: (i) an employee, officer or other person acting in an official capacity for any government or its instrumentality; or (ii) any political party, party official or candidate for political office.

11.3           The Parties will not, and will require that their respective employees, agents, and adviser will not, conduct business with or assist an entity or person owned or controlled by, a “suspected terrorist” as defined by U.S. Executive Order 13224.

[Next page is signature page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the day and year first above written by their duly authorized officers or representatives.

Seller:	Buyer:

MMC MID-SUN LLC	ENERGY PARTS SOLUTIONS LLC

By: /s/ Denis Gagnon	By: /s/ Jeff Cannon

Title: CFO	Title: CEO

Date: February 6, 2009	Date: February 6, 2009

EXHIBIT A

DESCRIPTION OF EQUIPMENT

(Pictorial description of equipment excluded)
General Electric LM2500 PE Gas Generator and Power Turbine
GEC Turbine Generators Limited:26375 KVA 12470 VAC 1121 Amps
Gas Turbine Package and Inlet Filter House
Turbine Generator Controls & Relay Protection
Water Injection Skid
Gas Turbine and Generator Lube Storage Systems with Fin Fan Cooler
Turbine Water Wash System
Hydraulic Starter Skid
Natural Gas Control Skid/Valves
Motor Control Center for Turbine and Generator Auxiliaries

Spare Parts and Additional Misc Equipment
1. Gen L/oil pump /Motor
2. “I” Beam for pulling Gas Turbine
3. 2 HMI computers for Gas Turbine
4. Spare Filters for Hyd Start Skid, Turbine L/oil ,Gen L/oil
5. Generator Air Filters
6. 2 ea pressure switches
7. Accelerometer and Cable.
8. RTD for Turbine.
9. T54 Harness.
10. Center of Gravity Lift Fixture for mounting to Turbine for removal or Install.
11. Spare Water injection pump motors – Qty 2.
12. Spare NOx water forwarding pump
13. Spare Control Cards listed below:
ABPLCK 1771IXE Thermocouple/Milliv Lnx
ABPLC 1771NOC High Resolution ISO Lnx
ABPLC 1785L40L Extended Local PLC5 Lnx
ABPLC 1771P4R Power Supply, Redund Lnx
ABPLC 1771IA Input Module, 120V lnx
ABPLC 1771IFE Analog Input
ABPLC 17710AD 120V Output 16
ABPLC 1771IAD 120v AC/DC 16 inputs
ABPLC 1771IBD Input Module 10 - 30 lnx
ABPLC 17710BD 10/60V dc output mo Lnx
ABPLC 17710A 120V AC Output Modu Lnx
ABPLC 1771IR RTD input module, 3 lnx
ABPLC 1771ALX local I/O ADA LNX
AB PLC 500 1747-L553 Processor

EXHIBIT B

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (“Assignment”), is made and entered this __ day of January, 2009, from MMC MID-SUN LLC, a Delaware limited liability company (“Assignor”), whose address is c/o MMC Energy, Inc., 26 Broadway #960 New York, NY 10004, to ENERGY PARTS SOLUTIONS LLC, a Missouri limited liability company (“Assignee”), whose address is 2031 Adams Road, Sedalia, Missouri 65301.

WITNESSETH:

That Assignor, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign, and convey to Assignee, all of Assignor’s right, title and interest in and to the equipment, machinery, and personal property listed on Exhibit A (collectively, the “Equipment”):

TO HAVE AND TO HOLD to Assignee, its successors and assigns, forever, subject to the terms and conditions set forth below.

1.	Disclaimers.

(a)           EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 2 (i) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (ii) ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF ITS AFFILIATES).  IN PARTICULAR AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE EQUIPMENT, (ii) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE EQUIPMENT, (iii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT AND BILL OF SALE OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (iv) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE EQUIPMENT IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE  MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.  AS PART OF THE PROVISIONS OF THIS SECTION 1(a), BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Seller and Buyer acknowledge that the compensation to be paid to Seller for the Equipment has been decreased to take into account that the Equipment is being sold subject to the provisions of this Section 1(a).

(b)   Assignor and Assignee agree that, to the extent required by applicable law to be effective, the disclaimers of certain representations and warranties contained in this Section 1 are “conspicuous” disclaimers for the purpose of any applicable law.

2.           Further Agreements.  Assignor and Assignee agree that the transfer and assignment of the Equipment is conditioned upon the following agreements between the parties:

(a)   The Equipment shall be removed by Assignee at Assignee’s sole risk and cost within one (1) month after the execution of this Assignment unless prohibited from doing so due to an excusable delay.  Buyer agrees to pay Seller $200 per day as storage fees for any Equipment not so removed within such time period unless prior arrangements are made or the parties agree otherwise.

(b)   All hazardous materials contained in any of the Equipment, like battery backup systems, will be properly removed and disposed of by licensed companies hired by Assignee that specialize in handling and disposing of such materials.  Assignee shall not be responsible for removing any concrete pads or foundations and shall not be responsible for any hazardous materials at or below the surface unless resulting from the work of Assignee.  Assignor agrees to cooperate with Assignee and provide all reasonable assistance in relation to Assignee removing the Equipment and performing the work at the site.

(c)   Assignor shall provide Assignee and/or its designated contractors access to the site during the time period set forth in Section 2(a) for purposes of allowing Assignee to fulfill its obligations under this Section 2.  Assignee agrees to indemnify and hold harmless Assignor, its working interest partners, contractors or subcontractors and the employees, officers, directors of any of them for all claims, damages (including reasonable attorney’s fees) and causes of action arising out of the negligence of Assignee’s (or its contractors’ or subcontractors’) while on the site for any purpose contemplated by this Assignment, including but not limited to inspection, deconstruction, removal and transportation of the Equipment and restoration of the site.  Assignee agrees to provide proof of Assignee’s insurance to support its indemnity obligations under this Section 2(c).  Assignor agrees to indemnify and hold harmless Assignee, its contractors or subcontractors and the employees, officers, directors of any of them for all claims, damages (including reasonable attorney’s fees) and causes of action arising out of the negligence of Assignor (or its contractors’ or subcontractors’) while Assignee is on the site for any purpose contemplated by this Assignment, including but not limited to inspection, deconstruction, removal and transportation of the Equipment and restoration of the site.

(d)  Seller hereby represents and warrants to Buyer that as of the date hereof Seller has and hereby conveys to Buyer full legal, marketable and beneficial title to the Equipment, free and clear of any and all security interests, liens, claims, charges or encumbrances of any nature whatsoever.

3.	Miscellaneous.

(a)   This Assignment shall be governed by and interpreted in accordance with the laws of the State of California, without regard to any conflicts of law rule that would direct application of the laws of another jurisdiction.  The parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the federal or state courts sitting in California, and any appellate court from any thereof, for the resolution of claim or dispute relating to or arising under this Assignment.

(b)   Assignor and Assignee agree that from and after the date hereof, each of them will, and will cause their respective representatives and affiliates to execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be requested by any party hereto to carry out the purposes and intents hereof.

(c)   NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ASSIGNMENT OR OTHERWISE, NO PARTY HERETO (OR ITS SUBSIDIARIES, AFFILIATES OR ASSIGNS) SHALL, UNDER ANY CIRCUMSTANCE, BE LIABLE TO ANY OTHER PARTY (OR ITS SUBSIDIARIES, AFFILIATES OR ASSIGNS) FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES CLAIMED BY SUCH OTHER PARTY UNDER THE TERMS OF OR DUE TO ANY BREACH OF THIS ASSIGNMENT, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR INCOME, COST OF CAPITAL, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

[Next page is signature page.]

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed effective as of the day and year first above written by their duly authorized officers or representatives.

Assignor:	Assignee:

MMC MID-SUN LLC	ENERGY PARTS SOLUTIONS LLC

By:	By:

Title:	Title:

Date:	Date:

EXHIBIT A
TO
ASSIGNMENT AND BILL OF SALE

DESCRIPTION OF EQUIPMENT